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                                                                  EXHIBIT 5.1

              [ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS LETTERHEAD]


D & K Healthcare Resources, Inc.
8000 Maryland Avenue, Suite 920
St. Louis, Missouri 63105

         Re:   Registration Statement on Form S-3 for 59,880 Shares of Common
               Stock

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration") filed by D & K Healthcare Resources, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on
June 15, 1998 (Registration No. 333-      ) in connection with the registration
under the Securities Act of 1933, as amended, of 59,880 shares of the Company's Common Stock, $0.01 par value share (the "Common Stock") pursuant to the terms of a Promissory Note dated March 17, 1998 executed by the Company in favor Ricky Plotnick (the "Selling Stockholder").

         As your counsel, we have examined the Company's Articles of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization and issuance of the Common Stock. Based upon the foregoing and in reliance thereon, we are of the opinion that:

         Subject to (i) compliance with applicable state securities laws and
(ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective, the 59,880 shares of Common Stock to be sold by the Selling Stockholder, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.

                                         Very truly yours,

                                         ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS